UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2021
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii			001-35492	45-4849780
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 3440,	Honolulu,	Hawaii		96801
(Address of principal executive offices)				(Zip Code)
808-525-6611
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	ALEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.  Results of Operations and Financial Condition.

On February 25, 2021, Alexander & Baldwin, Inc. issued a press release announcing its results for the quarter and year ended December 31, 2020. This information is being furnished as Exhibit 99.1 to this report.

Item 7.01.  Regulation FD Disclosure.

On February 25, 2021, Alexander & Baldwin, Inc. made available on its website its Supplemental Information, which provides certain supplemental operating and financial information as of and for the quarters and years ended December 31, 2020 and 2019. A copy of this Supplemental Information is being furnished as Exhibit 99.2 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press release announcing 2020 fourth quarter and full year earnings issued February 25, 2021.
99.2	Alexander & Baldwin, Inc.'s Supplemental Information, as of and for the three and twelve months ended December 31, 2020 and 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Date:  February 25, 2021

                        ALEXANDER & BALDWIN, INC.

                        /s/ Brett A. Brown
                        Brett A. Brown
                        Executive Vice President and
                        Chief Financial Officer